Exhibit 15.1

Letter of Acknowledgment RE: Unaudited Financial Information

The Board of Directors

ClimaChem, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-4 No. 333-44905) of ClimaChem, Inc. and in the related Prospectus of our report dated May 10, 2002, relating to the unaudited condensed consolidated interim financial statements of ClimaChem, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2002.

                                                ERNST & YOUNG LLP

Oklahoma City, Oklahoma

May 10, 2002